Exhibit 10.26

SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. 1 (this “Supplement”), dated as of July 1, 2008, to the Security Agreement dated as of April 10, 2007 among CATALENT PHARMA SOLUTIONS, INC. (f/k/a CARDINAL HEALTH 409, INC. (as successor by merger with PTS ACQUISITION CORP.)), PTS INTERMEDIATE HOLDINGS LLC, the Subsidiaries of Holdings from time to time party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent for the Secured Parties.

A. Reference is made to the Credit Agreement dated as of April 10, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, Bank of America, N.A., as L/C Issuer and each Lender from time to time party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 6.14 of the Security Agreement provides that additional Restricted Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Restricted Subsidiary (the “New Subsidiaries”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit from time to time under the terms of the Credit Agreement.

Accordingly, the Collateral Agent and each New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.14 of the Security Agreement, each New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of such New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of such New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of each New

Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Each New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the Pledged Collateral and the location of any and all Collateral of such New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of such New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, each New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

CATALENT US HOLDING I, LLC

By:	/s/ Craig Collingwood
Name:	Craig Collingwood
Title:	Secretary

Jurisdiction of Formation: Delaware

Address of Chief Executive Office: Catalent US Holding I, LLC, c/o Catalent U.K. Swindon Encaps Limited, Frankland Road, Blagrove, Swindon, Wiltshire SN5 8YG, England

CATALENT US HOLDING II, LLC

By:	/s/ Craig Collingwood
Name:	Craig Collingwood
Title:	Secretary

Jurisdiction of Formation: Delaware

Address Of Chief Executive Office: Catalent US Holding II, LLC, c/o Catalent U.K. Swindon Encaps Limited, Frankland Road, Blagrove, Swindon, Wiltshire SN5 8YG, England

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Vice President